As filed with the Securities and Exchange Commission on August 2, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        INTERSTATE HOTELS & RESORTS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                               DELAWARE 15-0379982
           (State of incorporation) (IRS Employer Identification No.)


               1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered
--------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          The New York Stock Exchange
Rights to purchase Series A Junior               The New York Stock Exchange
Participating Preferred Stock


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         In connection with the merger of Interstate Hotels Corporation, a Maryland corporation, with and into Interstate Hotels & Resorts, Inc., a Delaware corporation (the "Registrant"), on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of May 1, 2002 and amended on June 3, 2002 (as amended, the "Merger Agreement"), with the Registrant as the surviving corporation, the Registrant, as provided in the Merger Agreement, filed a Certificate of Merger (the "Certificate of Merger"), dated as of July 31, 2002, amending the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), which amendments included:

(1) changing the name of the Registrant to "Interstate Hotels & Resorts, Inc.";
(2) fixing the size of the board of directors of the combined company at 13 for the next 18 months;
(3) insuring the nomination of a specified slate of directors at all stockholder meetings during the next 18 months; and
(4) increasing the authorized number of shares of capital stock to 255 million, of which 250 million shares will be common stock and 5 million shares will be preferred stock.

In addition, as provided in the Merger Agreement, the by-laws of the Registrant (the "By-Laws") were amended, effective July 31, 2002 to provide for items (1),
(2) and (3) above.

         The Registrant also filed a Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 31, 2002, to effect a one-for-five reverse split (the "Reverse Split") of the Registrant's outstanding shares of common stock, par value $0.01 per share (the "Common Stock"). Prior to the Reverse Split, under a Rights Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of July 23, 1998 and amended from time to time (as amended, the "Rights Agreement") one right (a "Right") to purchase Series A junior participating preferred stock, par value $0.01 per share, of the Registrant was attached to the Common Stock. As a result of the Reverse Split, there are now five Rights attached to each share of Common Stock.

         The foregoing description of the Certificate of Incorporation, the By-laws, the Rights Agreement and the amendments to each is qualified in its entirety by reference to the full text of those documents and amendments, copies of which have been filed or incorporated by reference as exhibits hereto. Copies of those documents are available free of charge from the Registrant.

ITEM 2. EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein as part of this Post-Effective Amendment No. 1 to the Registration
Statement:

EXHIBIT                    DESCRIPTION
-------                    -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.1.1 Certificate of Amendment of the Restated Certificate of Incorporation, dated June 30, 2001 (incorporated by reference to
            Exhibit 3.1.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

3.1.2       Certificate of Merger, dated July 31, 2002.

3.1.3 Certificate of Amendment of the Restated Certificate of Incorporation of Interstate Hotels & Resorts, Inc., dated July 31, 2002.

3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.3         Amendment to the By-laws of the Registrant.

4.1         Form of Certificate representing Common Stock.

4.2 Rights Agreement, dated July 23, 1998, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.1 Form of Rights Certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.2 Amendment to Rights Agreement, dated December 8, 2000, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on December 12, 2000).

4.2.3 Second Amendment to Rights Agreement, dated May 1, 2002, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 3, 2002).

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      INTERSTATE HOTELS & RESORTS, INC.



                                      By:   /s/ Christopher L. Bennett
                                           -----------------------------------
                                      Name:   Christopher L. Bennett
                                      Title:  Senior Vice President and
                                              General Counsel

Dated:  August 2, 2002

EXHIBIT INDEX


EXHIBIT                    DESCRIPTION
-------                    -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.1.1 Certificate of Amendment of the Restated Certificate of Incorporation, dated June 30, 2001 (incorporated by reference to
            Exhibit 3.1.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

3.1.2       Certificate of Merger, dated July 31, 2002.

3.1.3 Certificate of Amendment of the Restated Certificate of Incorporation of Interstate Hotels & Resorts, Inc., dated July 31, 2002.

3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.3         Amendment to the By-laws of the Registrant.

4.1         Form of Certificate representing Common Stock.

4.2 Rights Agreement, dated July 23, 1998, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.1 Form of Rights Certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.2 Amendment to Rights Agreement, dated December 8, 2000, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on December 12, 2000).

4.2.3 Second Amendment to Rights Agreement, dated May 1, 2002, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 3, 2002).